Exhibit 99.1

IHEARTMEDIA, INC. REPORTS
RESULTS FOR 2024 FIRST QUARTER

New York, NY, May 9, 2024 – iHeartMedia, Inc. (Nasdaq: IHRT) today reported financial results for the quarter ended March 31, 2024.
Financial Highlights:1

Q1 2024 Consolidated Results
▪Q1 Revenue of $799 million, down 1.5%; in line with guidance range of flat to down 2%
•Excluding Q1 Political Revenue, Q1 Revenue down 2.5%
▪GAAP Operating loss of $35 million vs. $49 million in Q1 2023
▪Consolidated Adjusted EBITDA of $105 million, within previously disclosed guidance range of $100 million to $110 million, compared to $93 million in Q1 2023
▪Cash Flows used for operating activities of $59 million
▪Free Cash Flow of $(81) million

Q1 2024 Digital Audio Group Results
▪Digital Audio Group Revenue of $239 million up 7%
•Podcast Revenue of $91 million up 18%
•Digital Revenue excluding Podcast of $148 million up 1%
▪Segment Adjusted EBITDA of $68 million up 26%
•Digital Audio Group Adjusted EBITDA margin of 28.5%
Q1 2024 Multiplatform Group Results
▪Multiplatform Group Revenue of $493 million down 7%
•Excluding Multiplatform Group Q1 Political Revenue, Multiplatform Group Q1 Revenue down 8%
▪Segment Adjusted EBITDA of $77 million down 11%
•Multiplatform Group Adjusted EBITDA margin of 15.6%

Continued Proactive Capital Structure Improvement
▪Cash balance and total available liquidity2 of $361 million and $788 million, respectively, as of March 31, 2024
▪Received cash proceeds of $101 million from sale of equity interest in BMI in February 2024
▪As of March 31, 2024, aggregate Notes repurchases since Q2 2022 of $534 million at a discount to par for $447 million cash; in aggregate expected to generate approximately $45 million of annualized interest savings
▪Cumulative reduction of the outstanding principal balance of these Notes from $1.45 billion as of March 31, 2022 to approximately $0.9 billion as of March 31, 2024

Guidance
▪Q2 Consolidated Revenue expected to be approximately flat
▪Q2 Consolidated Adjusted EBITDA3 expected to be $140 million to $160 million
▪Remain committed to long term target of approximately 4x Net Debt to Adjusted EBITDA ("net leverage")3
1 Unless otherwise noted, all results are based on year over year comparisons.
2 Total available liquidity is defined as cash and cash equivalents plus available borrowings under our ABL Facility. We use total available liquidity to evaluate our capacity to access cash to meet obligations and fund operations.
3 A full reconciliation of forecasted Adjusted EBITDA, net debt and net leverage on a non-GAAP basis to the respective most-directly comparable GAAP metrics cannot be provided without unreasonable efforts due to the inherent difficulty in forecasting and quantifying with reasonable accuracy significant items required for the reconciliations, including gains or losses on investments, extinguishment of debt, equity in nonconsolidated affiliates, impairment charges, stock based compensation, and restructuring as well as the Company’s cash and cash equivalents balance.

Statement from Senior Management

“We’re pleased to report our first quarter of year-over-year Adjusted EBITDA growth in five quarters, driven by the substantial sequential year-over-year improvement in the performance of all our segments: the Multiplatform Group, the Digital Audio Group, and the Audio and Media Services Group – with the Digital Audio Group hitting its best Q1 EBITDA margin ever,” said Bob Pittman, Chairman and CEO of iHeartMedia, Inc. “Additionally, our Q1 results were in line with our previously provided Adjusted EBITDA and Revenue guidance ranges. Although the marketplace continues to be dynamic, we continue to see meaningful opportunities for growth in our businesses and we remain confident in 2024 as a recovery year.”

“We continue to see signs of improvement throughout both our businesses and the broader advertising marketplace, and we expect 2024 to be a significant growth year,” said Rich Bressler, iHeartMedia’s President, COO and CFO. “Our high-growth Digital Audio Group’s Adjusted EBITDA was up 26% over prior year with first quarter revenues up 7.0% vs. prior year, and represented thirty percent of the company’s total revenue; we saw improvement in our Multiplatform Group; and as an early indication of the potential for political revenue, we are currently pacing up 16% for the full year in political revenue compared to 2020, the last presidential election cycle, which was the highest political revenue year for the company.”

Consolidated Results of Operations
First Quarter 2024 Consolidated Results
Our consolidated revenue decreased $12.2 million, or 1.5%, during the three months ended March 31, 2024 compared to the same period of 2023. Digital Audio revenue increased $15.6 million, or 7.0%, driven primarily by continuing increases in demand for podcast advertising. Multiplatform revenue decreased $35.6 million, or 6.7%, primarily resulting from a decrease in broadcast advertising in connection with continued uncertain market conditions and a decrease in trade revenues related to the 2024 iHeartRadio Music Awards, partially offset by an increase in political revenues as 2024 is a presidential election year. Audio & Media Services revenue increased $7.8 million, or 12.7%, primarily as a result of contract termination fees earned by Katz Media and due to higher political revenue.
Consolidated direct operating expenses decreased $3.2 million, or 0.9%, during the three months ended March 31, 2024 compared to the same period of 2023. The decrease was primarily driven by certain lower variable content costs including broadcast profit sharing expense, third-party digital costs in connection with COVID-19 related advertisers, and event costs related to the timing of the 2024 iHeartRadio Music Awards, partially offset by certain higher variable content costs, including higher third-party digital costs and sales commissions related to the increase in digital revenues and an increase in broadcast music license fees.
Consolidated Selling, General & Administrative ("SG&A") expenses decreased $17.7 million, or 4.4%, during the three months ended March 31, 2024 compared to the same period of 2023. The decrease was driven primarily by lower trade expense due to the timing of the 2024 iHeartRadio Music Awards and lower bonus expense based on results, partially offset by an increase in certain costs incurred in connection with executing on our cost savings initiatives.
Our consolidated GAAP Operating loss was $34.7 million compared to $48.9 million in the first quarter of 2023, primarily resulting from a decrease in trade expense due to the timing of the 2024 iHeartRadio Music Awards, a decrease in variable bonus expense, and an increase in political revenues, partially offset by the decrease in revenue from our Multiplatform Group in connection with continued uncertain market conditions and a decrease in trade revenues.
Adjusted EBITDA increased to $104.6 million compared to $93.4 million in the prior-year period.
Cash used for operating activities was $59.3 million, compared to $94.0 million in the prior-year period primarily due to improvement in the timing of receivable collections and timing of payable payments, partially offset by the decrease in broadcast radio revenue and an increase in cash bonus payments in 2024 compared to 2023. Free Cash Flow was $(80.9) million, compared to $(133.1) million in the prior year period.

Business Segments: Results of Operations
First Quarter 2024 Multiplatform Group Results

(In thousands)	Three Months Ended March 31,		%
	2024	2023	Change
Revenue	$493,463	$529,013	(6.7)%
Operating expenses[1]	416,281	441,961	(5.8)%
Segment Adjusted EBITDA	$77,182	$87,052	(11.3)%
Segment Adjusted EBITDA margin	15.6%	16.5%
1 Operating expenses consist of Direct operating expenses and SG&A expenses, excluding Restructuring expenses.
Revenue from our Multiplatform Group decreased $35.6 million, or 6.7% YoY, primarily due to a decrease in broadcast advertising in connection with continued uncertain market conditions and a decrease in trade and barter revenues related to the 2024 iHeartRadio Music Awards, partially offset by an increase in political revenues. Broadcast revenue declined $23.9 million, or 6.2% YoY, driven by lower spot revenue and trade and barter revenues, partially offset by an increase in political advertising. Networks declined $5.9 million, or 5.5% YoY. Revenue from Sponsorship and Events decreased by $4.8 million, or 14.6% YoY.

Operating expenses decreased $25.7 million, or 5.8% YoY, driven primarily by lower trade expense and live event costs due to the timing of the 2024 iHeartRadio Music Awards, as well as lower bonus expense based on results, partially offset by higher broadcast music license fees.

Segment Adjusted EBITDA Margin decreased YoY to 15.6% from 16.5%.

First Quarter 2024 Digital Audio Group Results

(In thousands)	Three Months Ended March 31,		%
	2024	2023	Change
Revenue	$238,968	$223,396	7.0%
Operating expenses[1]	170,841	169,277	0.9%
Segment Adjusted EBITDA	$68,127	$54,119	25.9%
Segment Adjusted EBITDA margin	28.5%	24.2%
1 Operating expenses consist of Direct operating expenses and SG&A expenses, excluding Restructuring expenses.
Revenue from our Digital Audio Group increased $15.6 million, or 7.0% YoY, driven by Podcast revenue, which increased $13.8 million, or 18.0% YoY, to $90.6 million, driven primarily by increased demand for podcasting from advertisers, and Digital, excluding Podcast revenue, which grew $1.8 million, or 1.2% YoY, to $148.3 million, driven by an increase in demand for digital advertising, partially offset by a decrease in COVID-19 related advertisers.

Operating expenses increased $1.6 million, or 0.9% YoY, primarily driven by higher variable content costs, including higher third-party digital costs and sales commissions related to the increase in revenues, as well as higher merchandising and event costs, partially offset by lower third-party digital costs in connection with COVID-19 related advertisers and lower compensation expense.

Segment Adjusted EBITDA Margin increased YoY to 28.5% from 24.2%.

First Quarter 2024 Audio & Media Services Group Results

(In thousands)	Three Months Ended March 31,		%
	2024	2023	Change
Revenue	$69,168	$61,351	12.7%
Operating expenses[1]	45,473	46,007	(1.2)%
Segment Adjusted EBITDA	$23,695	$15,344	54.4%
Segment Adjusted EBITDA margin	34.2%	24.9%
1 Operating expenses consist of Direct operating expenses and SG&A expenses, excluding Restructuring expenses.
Revenue from our Audio & Media Services Group increased $7.8 million, or 12.7% YoY, primarily due to contract termination fees earned by Katz Media and due to higher political revenue as 2024 is a presidential election year.

Operating expenses decreased $0.5 million, or 1.2% YoY, primarily as a result of a favorable shift in the sales mix toward services.

Segment Adjusted EBITDA Margin increased YoY to 34.2% from 24.9%.

GAAP and Non-GAAP Measures: Consolidated

(In thousands)	Three Months Ended March 31,
	2024	2023
Revenue	$799,038	$811,239
Operating loss	(34,708)	(48,862)
Adjusted EBITDA[1]	104,617	93,424
Net loss	(18,108)	(222,363)
Cash used for operating activities[2]	(59,277)	(93,983)
Free cash flow[1,2]	(80,859)	(133,148)

______________________________________________________
1 See the end of this press release for reconciliations of (i) Adjusted EBITDA to Operating loss, (ii) Adjusted EBITDA to Net loss, (iii) Free Cash Flow to cash used for operating activities, (iv) revenue, excluding political advertising revenue, to revenue, and (v) Net Debt to Total Debt. See also the definitions of Adjusted EBITDA, Free Cash Flow, Adjusted EBITDA margin, and Net Debt under the Supplemental Disclosure Regarding Non-GAAP Financial Information section in this release.
2 We made cash interest payments of $105.9 million in the three months ended March 31, 2024, compared to $101.8 million in the three months ended March 31, 2023.

Certain prior period amounts have been reclassified to conform to the 2024 presentation of financial information throughout the press release.

Liquidity and Financial Position
As of March 31, 2024, we had $361.4 million of cash on our balance sheet. For the three months ended March 31, 2024, cash used for operating activities was $59.3 million, cash provided by investing activities was $78.0 million and cash used for financing activities was $3.5 million.
Capital expenditures for the three months ended March 31, 2024 were $21.6 million compared to $39.2 million in the three months ended March 31, 2023. Capital expenditures during the three months ended March 31, 2024 decreased primarily due to lower spending on real estate optimization initiatives.

As of March 31, 2024, the Company had $5,216.8 million of total debt and $4,855.4 million of Net Debt. The terms of our capital structure include no material maintenance covenants, and there are no material debt maturities prior to May 2026.

Cash balance and total available liquidity4 were $361.4 million and $788 million, respectively, as of March 31, 2024.

4 Total available liquidity is defined as cash and cash equivalents plus available borrowings under our ABL Facility. We use total available liquidity to evaluate our capacity to access cash to meet obligations and fund operations.

Revenue Streams
The tables below present the comparison of our historical revenue streams (including political revenue) for the periods presented:

(In thousands)	Three Months Ended March 31,		%
	2024	2023	Change
Broadcast Radio	$359,338	$383,238	(6.2)%
Networks	102,051	107,954	(5.5)%
Sponsorship and Events	27,829	32,587	(14.6)%
Other	4,245	5,234	(18.9)%
Multiplatform Group[1]	493,463	529,013	(6.7)%
Digital ex. Podcast	148,344	146,585	1.2%
Podcast	90,624	76,811	18.0%
Digital Audio Group	238,968	223,396	7.0%
Audio & Media Services Group[1]	69,168	61,351	12.7%
Eliminations	(2,561)	(2,521)
Revenue, total[1]	$799,038	$811,239	(1.5)%

1 Excluding the impact of political revenue, Revenue from the Multiplatform Group and Consolidated Revenue decreased by 7.6% and 2.5% for the three months ended March 31, 2024 compared to the three months ended March 31, 2023, respectively. Excluding the impact of political revenue, Revenue from Audio & Media Services increased by 6.1% for the three months ended March 31, 2024 compared to the three months ended March 31, 2023. See the end of this press release for a reconciliation of revenue, excluding political advertising revenue, to revenue.

Conference Call
iHeartMedia, Inc. will host a conference call to discuss results and business outlook on May 9, 2024, at 8:00 a.m. Eastern Time. The conference call number is (888) 596-4144 (U.S. callers) and +1 (646) 968-2525 (International callers) and the passcode for both is 8885116. A live audio webcast of the conference call will also be available on the Investors homepage of iHeartMedia's website investors.iheartmedia.com. After the live conference call, a replay will be available for a period of thirty days. The replay numbers are (800) 770-2030 (U.S. callers) and +1 (609) 800-9909 (International callers) and the passcode for both is 8885116. An archive of the webcast will be available beginning 24 hours after the call for a period of thirty days.

About iHeartMedia, Inc.
iHeartMedia (Nasdaq: IHRT) is the number one audio company in the United States, reaching nine out of 10 Americans every month. It consists of three business groups.

With its quarter of a billion monthly listeners, the iHeartMedia Multiplatform Group has a greater reach than any other media company in the U.S. Its leadership position in audio extends across multiple platforms, including more than 860 live broadcast stations in over 160 markets nationwide; its National Sales organization; and the Company’s live and virtual events business. It also includes Premiere Networks, the industry’s largest Networks business, with its Total Traffic and Weather Network (TTWN); and BIN: Black Information Network, the first and only 24/7 national and local all news audio service for the Black community. iHeartMedia also leads the audio industry in analytics, targeting and attribution for its marketing partners with its SmartAudio suite of data targeting and attribution products using data from its massive consumer base.

The iHeartMedia Digital Audio Group includes the Company’s fast-growing podcasting business -- iHeartMedia is the number one podcast publisher in downloads, unique listeners, revenue and earnings -- as well as its industry-leading iHeartRadio digital service, available across more than 500+ platforms and thousands of devices; the Company’s digital sites, newsletters, digital services and programs; its digital advertising technology companies; and its audio industry-leading social media footprint.

The Company’s Audio & Media Services reportable segment includes Katz Media Group, the nation’s largest media representation company, and RCS, the world's leading provider of broadcast and webcast software.

For further information, please contact:
Media
Wendy Goldberg
Chief Communications Officer
(212) 377-1105
wendygoldberg@iheartmedia.com
Investors
Mike McGuinness
EVP, Deputy CFO, and Head of Investor Relations
(212) 377-1336
mbm@iheartmedia.com

Certain statements herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors which may cause the actual results, performance or achievements of iHeartMedia, Inc. and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates,” “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances, such as statements about positioning in uncertain economic environment and future economic recovery, driving shareholder value, our anticipated growth and year-over-year financial performance, our anticipated political advertising revenues for 2024; our expected costs savings and other capital and operating expense reduction initiatives, utilizing new technologies, improving operational efficiency, future advertising demand, trends in the advertising industry, including on other media platforms; strategies and initiatives, expected interest rates and interest expense savings, and our anticipated financial performance, liquidity, and net leverage are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other important factors, some of which are beyond our control and are difficult to predict. Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: risks related to weak or uncertain global economic conditions and our dependence on advertising revenues; competition, including increased competition from alternative media platforms and technologies; dependence upon our brand and the performance of on-air talent, program hosts and management; fluctuations in operating costs; technological and industry changes and innovations; shifts in population and other demographics; risks related to our use of artificial intelligence, impact of acquisitions, dispositions and other strategic transactions; risks related to our indebtedness; legislative or regulatory requirements; impact of legislation, ongoing litigation or royalty audits on music licensing and royalties; regulations and concerns regarding privacy and data protection and breaches of information security measures; risks related to scrutiny of environmental, social and governance matters, risks related to our Class A common stock; and regulations impacting our business and the ownership of our securities. Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date hereof. Additional risks that could cause future results to differ from those expressed by any forward-looking statement are described in the Company’s reports filed with the U.S. Securities and Exchange Commission, including in the section entitled “Part I, Item 1A. Risk Factors” of iHeartMedia, Inc.’s Annual Reports on Form 10-K and “Part II, Item 1A. Risk Factors” of iHeartMedia, Inc.’s Quarterly Reports on Form 10-Q. The Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

APPENDIX

TABLE 1 - Comparison of operating performance

(In thousands)	Three Months Ended March 31,		%
	2024	2023	Change
Revenue	$799,038	$811,239	(1.5)%
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	341,360	344,620	(0.9)%
Selling, general and administrative expenses (excludes depreciation and amortization)	385,144	402,801	(4.4)%
Depreciation and amortization	105,162	108,512
Impairment charges	1,508	3,947
Other operating expense, net	572	221
Operating loss	$(34,708)	$(48,862)
Depreciation and amortization	105,162	108,512
Impairment charges	1,508	3,947
Other operating expense, net	572	221
Restructuring expenses	23,603	19,454
Share-based compensation expense	8,480	10,152
Adjusted EBITDA[1]	$104,617	$93,424	12.0%
1.See the end of this press release for reconciliations of (i) Adjusted EBITDA to Operating loss, (ii) Adjusted EBITDA to Net loss, (iii) Free Cash Flow to cash used for operating activities, (iv) revenue, excluding political advertising revenue, to revenue, and (v) Net Debt to Total Debt. See also the definitions of Adjusted EBITDA, Free Cash Flow, Adjusted EBITDA margin and Net Debt under the Supplemental Disclosure section in this release.

TABLE 2 - Statements of Operations

(In thousands)	Three Months Ended March 31,
	2024	2023
Revenue	$799,038	$811,239
Operating expenses:
Direct operating expenses (excludes depreciation and amortization)	341,360	344,620
Selling, general and administrative expenses (excludes depreciation and amortization)	385,144	402,801
Depreciation and amortization	105,162	108,512
Impairment charges[1]	1,508	3,947
Other operating expense, net	572	221
Operating loss	(34,708)	(48,862)
Interest expense, net	95,515	95,457
Gain (loss) on investments, net	91,994	(6,505)
Equity in income (loss) of nonconsolidated affiliates	(45)	40
Gain on extinguishment of debt	—	4,625
Other expense, net	(496)	(99)
Loss before income taxes	(38,770)	(146,258)
Income tax benefit (expense)	20,662	(76,105)
Net loss	(18,108)	(222,363)
Less amount attributable to noncontrolling interest	400	(103)
Net loss attributable to the Company	$(18,508)	$(222,260)
1Impairment charges in the three months ended March 31, 2024, and 2023 includes $1.5 million and $3.9 million, respectively, of non-cash related to impairment charges due to the write-down of right-of-use assets related to changes in sublease assumptions for certain operating leases previously determined to be subleased as part of strategic actions to streamline our real estate footprint.

TABLE 3 - Selected Balance Sheet Information
Selected balance sheet information for March 31, 2024 and December 31, 2023:

(In millions)	March 31, 2024	December 31, 2023
Cash	$361.4	$346.4
Total Current Assets	1,413.1	1,506.9
Net Property, Plant and Equipment	529.1	558.9
Total Assets	6,758.3	6,952.6
Current Liabilities (excluding current portion of long-term debt)	701.8	848.1
Long-term Debt (including current portion of long-term debt)	5,216.8	5,215.2
Stockholders' Deficit	(398.6)	(384.8)

Supplemental Disclosure Regarding Non-GAAP Financial Information
The following tables set forth the Company’s Adjusted EBITDA, Adjusted EBITDA margin, revenues excluding political advertising revenue, and Free Cash Flow for the three months ended March 31, 2024 and 2023, and Net Debt as of March 31, 2024. Adjusted EBITDA is defined as consolidated Operating loss adjusted to exclude restructuring expenses included within Direct operating expenses and SG&A expenses, and share-based compensation expenses included within SG&A expenses, as well as the following line items presented in our Statements of Operations: Depreciation and amortization, Impairment charges, and Other operating expense, net. Alternatively, Adjusted EBITDA is calculated as Net loss, adjusted to exclude Income tax (benefit) expense, Interest expense, net, Depreciation and amortization, (Gain) loss on investments, net, Gain on extinguishment of debt, Other expense, net, Equity in (earnings) loss of nonconsolidated affiliates, Impairment charges, Other operating expense, net, Share-based compensation expense, and restructuring expenses. Restructuring expenses primarily include expenses incurred in connection with cost-saving initiatives, as well as certain expenses, which, in the view of management, are outside the ordinary course of business or otherwise not representative of the Company's operations during a normal business cycle. Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by Revenue.
The Company uses Adjusted EBITDA and Adjusted EBITDA margin, among other measures, to evaluate the Company’s operating performance. Adjusted EBITDA is among the primary measures used by management for the planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management. We believe this measure is an important indicator of the Company’s operational strength and performance of its business because it provides a link between operational performance and operating income. It is also a primary measure used by management in evaluating companies as potential acquisition targets.
The Company believes the presentation of these measures is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company’s management. The Company believes it helps improve investors’ ability to understand the Company’s operating performance and makes it easier to compare the Company’s results with other companies that have different capital structures or tax rates. In addition, the Company believes this measure is also among the primary measures used externally by the Company’s investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.
Since Adjusted EBITDA is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, Operating loss as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies. Adjusted EBITDA is not necessarily a measure of the Company’s ability to fund its cash needs. As it excludes certain financial information compared with Operating loss, the most directly comparable GAAP financial measure, users of this financial information should consider the types of events and transactions which are excluded.
We define Free Cash Flow as Cash used for operating activities less capital expenditures, which is disclosed as Purchases of property, plant and equipment in the Company's Consolidated Statements of Cash Flows. We use Free Cash Flow, among other measures, to evaluate the Company’s liquidity and its ability to generate cash flow. We believe that Free Cash Flow is meaningful to investors because it provides them with a view of the Company's liquidity after deducting capital expenditures, which are considered to be a necessary component of ongoing operations. In addition, we believe that Free Cash Flow helps improve investors' ability to compare our liquidity with that of other companies.
Since Free Cash Flow is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, Cash used for operating activities and may not be comparable to similarly titled measures employed by other companies. Free Cash Flow is not necessarily a measure of our ability to fund our cash needs.
The Company presents revenue, excluding the effects of political revenue. Due to the cyclical nature of the electoral system and the seasonality of the related political revenue, management believes presenting revenue, excluding the effects of political revenue, provides additional information to investors about the Company’s revenue growth from period to period.
We define Net Debt as Total Debt less Cash and cash equivalents. We define net leverage as Net Debt divided by Adjusted EBITDA. The Company uses net leverage and Net Debt to evaluate the Company's liquidity. We believe these measures are an important indicator of the Company's ability to service its long-term debt obligations.
Since these non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, the most directly comparable GAAP financial measures as an indicator of operating performance or liquidity.

As required by the SEC rules, the Company provides reconciliations below to the most directly comparable measures reported under GAAP, including (i) Adjusted EBITDA to Operating loss, (ii) Adjusted EBITDA to Net loss, (iii) Free Cash Flow to Cash used for operating activities, (iv) revenue, excluding political advertising revenue, to revenue, and (v) Net Debt to Total Debt.
We have provided forecasted Revenue and Adjusted EBITDA guidance for the quarter ending June 30, 2024 and long-term net leverage guidance, which reflects targets for Adjusted EBITDA and net debt. Our Earnings Call on May 9, 2024 may present additional guidance that includes Adjusted EBITDA. A full reconciliation of the forecasted Adjusted EBITDA, net debt and net leverage on a non-GAAP basis to the respective most-directly comparable GAAP metrics cannot be provided without unreasonable efforts due to the inherent difficulty in forecasting and quantifying with reasonable accuracy significant items required for the reconciliations, including gains or losses on investments, extinguishment of debt, equity in nonconsolidated affiliates, impairment charges, stock based compensation, and restructuring as well as the Company's cash and cash equivalent balance.

Reconciliation of Operating loss to Adjusted EBITDA

(In thousands)	Three Months Ended March 31,
	2024	2023
Operating loss	$(34,708)	$(48,862)
Depreciation and amortization	105,162	108,512
Impairment charges[1]	1,508	3,947
Other operating expense, net	572	221
Restructuring expenses	23,603	19,454
Share-based compensation expense	8,480	10,152
Adjusted EBITDA	$104,617	$93,424
1Impairment charges in the three months ended March 31, 2024, and 2023 includes $1.5 million and $3.9 million, respectively, of non-cash impairment charges due to the write-down of right-of-use assets related to changes in sublease assumptions for certain operating leases previously determined to be subleased as part of strategic actions to streamline our real estate footprint.

Reconciliation of Net loss to EBITDA and Adjusted EBITDA

(In thousands)	Three Months Ended March 31,
	2024	2023
Net loss	$(18,108)	$(222,363)
Income tax (benefit) expense	(20,662)	76,105
Interest expense, net	95,515	95,457
Depreciation and amortization	105,162	108,512
EBITDA	$161,907	$57,711
(Gain) loss on investments, net	(91,994)	6,505
Gain on extinguishment of debt	—	(4,625)
Other expense, net	496	99
Equity in (earnings) loss of nonconsolidated affiliates	45	(40)
Impairment charges	1,508	3,947
Other operating expense, net	572	221
Restructuring expenses	23,603	19,454
Share-based compensation expense	8,480	10,152
Adjusted EBITDA	$104,617	$93,424

Reconciliation of Cash Used For Operating Activities to Free Cash Flow

(In thousands)	Three Months Ended March 31,
	2024	2023
Cash used for operating activities	$(59,277)	$(93,983)
Purchases of property, plant and equipment	(21,582)	(39,165)
Free cash flow	(80,859)	(133,148)

Reconciliation of Revenue to Revenue excluding Political Advertising

(In thousands)	Three Months Ended March 31,		% Change
	2024	2023
Consolidated revenue	$799,038	$811,239	(1.5)%
Excluding: Political revenue	(11,627)	(3,603)
Consolidated revenue, excluding political	$787,411	$807,636	(2.5)%

Multiplatform Group revenue	$493,463	$529,013	(6.7)%
Excluding: Political revenue	(7,663)	(3,485)
Multiplatform Group revenue, excluding political	$485,800	$525,528	(7.6)%

Digital Audio Group revenue	$238,968	$223,396	7.0%
Excluding: Political revenue	(271)	(500)
Digital Audio Group revenue, excluding political	$238,697	$222,896	7.1%

Audio & Media Group Services revenue	$69,168	$61,351	12.7%
Excluding: Political revenue	(3,693)	382
Audio & Media Services Group revenue, excluding political	$65,475	$61,733	6.1%

Reconciliation of Total Debt to Net Debt

(In thousands)	March 31, 2024
Current portion of long-term debt	$289
Long-term debt	5,216,503
Total debt	$5,216,792
Less: Cash and cash equivalents	361,403
Net debt	$4,855,389

Segment Results

The following tables present the Company's segment results for the Company for the periods presented:

	Segments
(In thousands)	Multiplatform Group	Digital Audio Group	Audio & Media Services Group	Corporate and other reconciling items	Eliminations	Consolidated
Three Months Ended March 31, 2024
Revenue	$493,463	$238,968	$69,168	$—	$(2,561)	$799,038
Operating expenses(1)	416,281	170,841	45,473	64,387	(2,561)	694,421
Adjusted EBITDA	$77,182	$68,127	$23,695	$(64,387)	$—	$104,617
Adjusted EBITDA margin	15.6%	28.5%	34.3%			13.1%
Depreciation and amortization						(105,162)
Impairment charges						(1,508)
Other operating expense, net						(572)
Restructuring expenses						(23,603)
Share-based compensation expense						(8,480)
Operating loss						$(34,708)
Operating margin						(4.3)%

	Segments
(In thousands)	Multiplatform Group	Digital Audio Group	Audio & Media Services Group	Corporate and other reconciling items	Eliminations	Consolidated
Three Months Ended March 31, 2023
Revenue	$529,013	$223,396	$61,351	$—	$(2,521)	$811,239
Operating expenses(1)	441,961	169,277	46,007	63,091	(2,521)	717,815
Adjusted EBITDA	$87,052	$54,119	$15,344	$(63,091)	$—	$93,424
Adjusted EBITDA margin	16.5%	24.2%	25.0%			11.5%
Depreciation and amortization						(108,512)
Impairment charges						(3,947)
Other operating expense, net						(221)
Restructuring expenses						(19,454)
Share-based compensation expense						(10,152)
Operating loss						$(48,862)
Operating margin						(6.0)%

(1) Operating expenses consist of Direct operating expenses and SG&A expenses, excluding Restructuring expenses and share-based compensation expenses.